SCHEDULE A

TO THE ADVISORY AGREEMENT

JPMORGAN TRUST I

(Amended as of November 19, 2019)

Money Market Funds

Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005

JPMorgan 100% U.S. Treasury Securities Money Market Fund	JPMorgan 100% U.S. Treasury Securities Money Market Fund	0.10	0.08

JPMorgan California Tax Free Money Market Fund	JPMorgan California Municipal Money Market Fund	0.10	0.08

JPMorgan Federal Money Market Fund	JPMorgan Federal Money Market Fund	0.10	0.08

JPMorgan New York Tax Free Money Market Fund	JPMorgan New York Municipal Market Fund	0.10	0.08

JPMorgan Prime Money Market Fund	JPMorgan Prime Money Market Fund	0.10	0.08

JPMorgan Tax Free Money Market Fund	JPMorgan Tax Free Money Market Fund	0.10	0.08

Equity Funds
Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005

JPMorgan Disciplined Equity Fund	JPMorgan U.S. Research Enhanced Equity Fund (this name effective 11/1/17)	0.25	0.25

JPMorgan Diversified Fund	JPMorgan Diversified Fund	0.55	0.48[1]

JPMorgan Dynamic Small Cap Fund, JPMorgan Small Cap Growth Fund	JPMorgan Small Cap Blend Fund (this name change effective 5/31/2018)	0.65	0.65

JPMorgan Fleming Emerging Markets Equity Fund	JPMorgan Emerging Markets Equity Fund	1.00	0.68[2]

JPMorgan Fleming International Equity Fund	JPMorgan International Equity Fund	1.00	0.50[3]

JPMorgan Fleming International Value Fund	JPMorgan International Value Fund	0.60	0.55[4]

JPMorgan Intrepid European Fund and JPMorgan Fleming Intrepid European Fund	JPMorgan Europe Dynamic Fund	0.65	0.60[5]

1 This fee is effective on November 1, 2019

2 This fee is effective on August 1, 2019

3 This fee is effective on August 1, 2019

4 This fee is effective on August 1, 2019

5 This fee is effective on August 1, 2019

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Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005

JPMorgan Intrepid International Fund, JPMorgan Fleming Tax Aware International Opportunities Fund and JPMorgan Tax Aware International Opportunities Fund	JPMorgan International Advantage Fund	0.85	0.50[6]

JPMorgan Growth and Income Fund	JPMorgan Growth and Income Fund	0.00[7]	0.40
JPMorgan Intrepid America Fund	JPMorgan Intrepid America Fund	0.65	0.30[8]

JPMorgan Intrepid Growth Fund	JPMorgan Intrepid Growth Fund	0.65	0.30[5]

JPMorgan Intrepid Investor Fund, JPMorgan Intrepid Contrarian Fund and JPMorgan Intrepid Multi Cap Fund, JPMorgan Intrepid Advantage Fund	JPMorgan Intrepid Sustainable Equity Fund (this name effective 3/31/17)	0.65	0.45[9]

JPMorgan Intrepid Value Fund	JPMorgan Intrepid Value Fund	0.65	0.30[5]
JPMorgan Market Neutral Fund	JPMorgan Research Market Neutral Fund (this name change effective 2/28/10)	1.50	0.60[10]

JPMorgan Mid Cap Equity Fund	JPMorgan Mid Cap Equity Fund	0.65	0.65

JPMorgan Small Cap Equity Fund	JPMorgan Small Cap Equity Fund	0.65	0.65

JPMorgan Tax Aware Disciplined Equity Fund	JPMorgan Tax Aware Equity Fund (this name change effective 12/10/10)	0.35	0.35

JPMorgan Trust Small Cap Equity Fund	JPMorgan Small Cap Core Fund	0.65	0.65
JPMorgan U.S. Equity Fund	JPMorgan U.S. Equity Fund	0.40	0.40

JPMorgan U.S. Small Company Fund	JPMorgan U.S. Small Company Fund	0.60	0.60

JPMorgan Diversified Risk Fund	JPMorgan Systematic Alpha Fund+ (this name change effective 5/14/14)	N/A	0.60[11]

Name		Advisory Fee as a percentage of average daily net assets

JPMorgan Value Advantage Fund		0.55[12]

JPMorgan Emerging Economies Fund		0.58[13]

JPMorgan Access Balanced Fund		0.30[14]

JPMorgan Access Growth Fund		0.30[14]

JPMorgan Equity Focus Fund		0.50[15]

JPMorgan Global Allocation Fund		0.55[16]

JPMorgan International Unconstrained Equity Fund		0.60[17]

6 This fee is effective on August 1, 2019

7 Prior to March 18, 2005, JPMorgan Growth and Income Fund invested in the Growth and Income Portfolio master fund and did not pay advisory fees at the Fund level.

8 This fee is effective on August 1, 2019

9 This fee is effective on August 1, 2019

10 This fee is effective on August 1, 2019

11 This fee was effective on March 1, 2019

12 This fee is effective on August 1, 2019

13 This fee is effective on August 1, 2019

14 This fee is effective on December 1, 2019

15 This fee is effective on August 1, 2019

16 This fee is effective on September 1, 2019

17 This fee is effective on August 1, 2019

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Name		Advisory Fee as a percentage of average daily net assets
JPMorgan Global Research Enhanced Index Fund		0.20
JPMorgan Hedged Equity Fund		0.25
JPMorgan Opportunistic Equity Long/Short Fund		1.20[18]
JPMorgan U.S. Large Cap Core Plus Fund		0.70[19]
Fixed Income Funds
Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan California Bond Fund	JPMorgan California Tax Free Bond Fund	0.30	0.30

JPMorgan Fleming Emerging Markets Debt Fund	JPMorgan Emerging Markets Debt Fund	0.70	0.65[20]

JPMorgan Intermediate Tax Free Income Fund	JPMorgan Intermediate Tax Free Bond Fund	0.30	0.30
JPMorgan New York Intermediate Tax Free Income Fund	JPMorgan New York Tax Free Bond Fund	0.30	0.30

JPMorgan Multi-Sector Income Fund	JPMorgan Unconstrained Debt Fund	N/A	0.45

Name		Advisory Fee as a percentage of average daily net assets

JPMorgan Tax Aware Real Return Fund		0.35

JPMorgan Income Builder Fund		0.42[21]

JPMorgan High Yield Municipal Fund (previously named JPMorgan Tax Aware High Income Fund until 11/1/18).		0.35

JPMorgan Strategic Income Opportunities Fund		0.45

JPMorgan Total Return Fund		0.30

JPMorgan Inflation Managed Bond Fund		0.28[22]

JPMorgan Managed Income Fund		0.15

JPMorgan Floating Rate Income Fund		0.55

JPMorgan Emerging Markets Strategic Debt Fund (previously named JPMorgan Emerging Markets Local Currency Debt Fund until 9/30/16)		0.65[23]

JPMorgan Global Bond Opportunities Fund		0.45[24]

18 This fee was effective November 20, 2018

19 This fee was effective on November 19, 2018

20 This fee is effective on July 1, 2019

21 This fee is effective on September 1, 2019

22 This fee is effective on September 1, 2019

23 This fee is effective on July 1, 2019

24 This fee is effective on July 1, 2019

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Name	Advisory Fee as a percentage of average daily net assets

JPMorgan Corporate Bond Fund	0.30

JPMorgan Short Duration Core Plus Fund (previously named the JPMorgan Short Duration High Yield Fund until 10/29/2017)	0.25[25]

JPMorgan Emerging Markets Corporate Debt Fund[26]	0.60[27]

JPMorgan Income Fund	0.30[28]

25 This fee was effective September 29, 2017

26 To liquidate on or about November

27 This fee is effective on July 1, 2019

28 This fee is effective on July 1, 2019

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JPMorgan SmartRetirement Funds

Name	Advisory Fee as a percentage of average daily net assets

JPMorgan SmartRetirement Income Fund	0.00

JPMorgan SmartRetirement 2020 Fund	0.00

JPMorgan SmartRetirement 2025 Fund	0.00

JPMorgan SmartRetirement 2030 Fund	0.00

JPMorgan SmartRetirement 2035 Fund	0.00

JPMorgan SmartRetirement 2040 Fund	0.00

JPMorgan SmartRetirement 2045 Fund	0.00

JPMorgan SmartRetirement 2050 Fund	0.00

JPMorgan SmartRetirement 2055 Fund	0.00

JPMorgan SmartRetirement 2060 Fund	0.00

JPMorgan SmartRetirement Blend Income Fund	0.25[29]

JPMorgan SmartRetirement Blend 2020 Fund	0.25

JPMorgan SmartRetirement Blend 2025 Fund	0.25

JPMorgan SmartRetirement Blend 2030 Fund	0.25

JPMorgan SmartRetirement Blend 2035 Fund	0.25

JPMorgan SmartRetirement Blend 2040 Fund	0.25

JPMorgan SmartRetirement Blend 2045 Fund	0.25

JPMorgan SmartRetirement Blend 2050 Fund	0.25

JPMorgan SmartRetirement Blend 2055 Fund	0.25

JPMorgan SmartRetirement Blend 2060 Fund	0.25

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JPMorgan Trust I	J.P. Morgan Investment Management Inc.

By:	By:

Name:	Name:

Title:	Title:

29 This fee was effective July 1, 2016

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